Exhibit 5.1

March 1, 2016	90836.00019

Jacobs Engineering Group Inc.

155 North Lake Avenue

Pasadena, California 91101

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 300,000 shares (the “Shares”) of common stock, par value $1.00 per share, of the Company (the “Common Stock”), issuable pursuant to the terms, and subject to the conditions, of the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (As Amended and Restated effective December 9, 2015) (the “Plan”).

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i) the Registration Statement;

(ii) the Officer’s Certificate of an officer of the Company, dated the date hereof (the “Officer’s Certificate”);

(iii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of February 29, 2016, and certified by an officer of the Company as of the date hereof in the Officer’s Certificate;

(iv) the Amended and Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company as of the date hereof in the Officer’s Certificate;

(v) the Plan;

(vi) a certificate, dated as of February 29, 2016, from the Secretary of State of the State of Delaware as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”);

(vii) resolutions adopted by the board of directors of the Company by unanimous written consent, dated as of December 10, 2015, relating to the amendment to and restatement of the Plan to increase the authorized number of shares by 300,000 (the “Amendment”) and other matters related thereto, as certified by an officer of the Company as of the date hereof in the Officer’s Certificate;

Jacobs Engineering Group Inc.

March 1, 2016

(viii) minutes of the annual meeting of the Company’s shareholders held on January 28, 2016, during which the Company’s shareholders approved, among other things, the Amendment, as certified by an officer of the Company as of the date hereof in the Officer’s Certificate; and

(ix) (a) the Oath of Inspector of Election, dated January 28, 2016, with respect to the annual meeting of the Company’s shareholders held on January 28, 2016 and (b) the Certificate of Inspector of Election (the “Certificate of Election”) showing that the Company’s shareholders approved, among other things, the Amendment.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended, modified or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter, including, without limitation, the Officer’s Certificate, the Good Standing Certificate and the Certificate of Election, are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company, including, without limitation, the Officer’s Certificate and the Good Standing Certificate. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that the Shares will be issued for the consideration provided under the Plan as currently in effect, that the Shares will be issued for a price per share not less than the par value per share of the Common Stock, and that the individual issuances, grants or awards under the Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (including, without limitation, the awards and award agreements duly adopted and authorized thereunder and in accordance therewith).

Jacobs Engineering Group Inc.

March 1, 2016

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued as described in the Registration Statement and the related prospectus and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied on for any other purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP

PAUL HASTINGS LLP